Exhibit 99.1

ATG Reports First Quarter 2006 Financial Results; Revenue Grew 9 Percent Year-Over-Year to $24 Million; GAAP Net Income Increased 86 Percent Year-Over-Year to $2.6 Million

    CAMBRIDGE, Mass.--(BUSINESS WIRE)--May 2, 2006--Art Technology Group, Inc. (NASDAQ: ARTG) whose licensed and on demand technology powers e-commerce sites and supporting e-marketing and customer service solutions for the world's most customer-centric enterprises today reported financial results for the first quarter ended March 31, 2006.
    Revenue for the first quarter of 2006 was $24 million, a 9 percent increase over first-quarter 2005 revenue of $22 million.
    Net income for the first quarter of 2006, in accordance with United States Generally Accepted Accounting Principles (GAAP), was $2.6 million, or $0.02 per diluted share. This compares with net income of $1.4 million, or $0.01 per diluted share, in the first quarter of 2005. GAAP net income in the first quarter of 2006 includes equity-related compensation charges of approximately $594,000 reflecting the company's adoption of Statement of Financial Accounting Standards No. 123R ("SFAS 123R") on January 1, 2006.
    Cash, cash equivalents, and marketable securities as of March 31, 2006 increased $2.6 million to $36.2 million from $33.6 million as of December 31, 2005.
    "ATG's first-quarter performance marks a positive start to 2006," said Bob Burke, ATG's president and CEO. "As evidenced by our customer and partner response to our recent Insight Live conference, our suite of product offerings closely aligns with the demands of the marketplace. The market is in the midst of a growth cycle in the commerce arena as on-line commerce becomes just plain commerce."
    Julie Bradley, ATG's senior vice president and CFO, said, "Our strong first-quarter performance reflects the success of our growth strategy as we continue to experience healthy demand for our commerce and service solutions, as well as our continued expense management."

    First-Quarter Highlights

    -- Generated business from new and repeat customers such as Allstate, BT, Coca-Cola, GE/Genpact, Groupama, Harvard Business School Publishing, Hewlett-Packard, The Loyalty Group, Neiman Marcus, Orange, PayPal, Smith & Hawken, Sony, Upromise, USDA, and Urban Outfitters.

    -- Introduced three new OnDemand solutions including ATG Commerce OnDemand, ATG Answers OnDemand and ATG Customer Care OnDemand. ATG now offers the power of its traditional licensed products in a software-as-a-service model.

    -- Attained verification by the Consortium for Service Innovation for ATG Knowledge, a Wisdom-enabled assisted call center service and support solution. ATG Knowledge was among the select few products to be "KCS Verified" for Knowledge-Centered Support, a proven methodology that enables organizations to improve service levels to customers, gain operational efficiencies, and increase the organization's value to their company.

    In April, ATG hosted a record number of customers, partners, and prospects for the third annual ATG Insight Live conference. Among the hundreds of customers and prospects attending were AARP, Allstate, American Eagle Outfitters, Best Buy, Cabela's, Cingular Wireless, Coca-Cola, Deutsche Post, GE/Genpact, Hewlett-Packard, Hyatt Hotels, Intuit, Neiman Marcus, New York & Company, Nintendo, OfficeMax, PepsiCo, Sephora, Smith & Hawken, Symantec, Target, Urban Outfitters, Verisign and Vodafone.
    At the conference, ATG previewed new product developments in five areas, including live chat, dynamic navigation in ATG Commerce Search and Merchandising, a new reporting and dashboard suite, enhancements to transactional service and offer management in its service solutions.

    Financial Guidance and Business Outlook

    "Based on the underlying trends supporting our business and the continued cost savings that we experienced in Q1, we believe we are in a favorable position to extend our first-quarter momentum throughout 2006," Bradley concluded. "As a result, we are reaffirming our previously announced 2006 guidance."
    For 2006, the company continues to expect to grow revenue to a range of $97 million to $105 million and produce GAAP net income for the year ending December 31, 2006 of $6 million to $9 million. This guidance includes an estimated $3 million to $4 million in non-cash stock-based compensation expense, reflecting the company's adoption of SFAS 123R effective January 1, 2006.


Forward-Looking Guidance Reconciliation

Year Ending December 31, 2006

                GAAP Guidance                       Non-GAAP Guidance

(In            FROM       TO        Adjustment       FROM       TO
 millions,
 except EPS)

Revenue      $     97  $    105  $           0     $     97  $    105
Net Income   $      6  $      9  $      5 - $6 (a) $     11  $     15
Diluted EPS  $   0.05  $   0.08  $0.04 - $0.05 (b) $   0.10  $   0.13
Diluted
 Shares           113       115             --          113       115


(a) Estimated annual amortization of acquired intangibles of $2 million and estimated stock-based compensation expense of $3 - $4 million to be recorded for the periods indicated in accordance with Statement of Financial Accounting Standards No. 123R, Share-Based Payments, ("SFAS 123R") which is effective for periods beginning January 1, 2006. Periods prior to 2006 do not include stock-based compensation expense.

(b) Estimated per diluted share effect of amortization and stock-based compensation noted in (a).

    Conference Call Reminder

    ATG management will discuss the company's first-quarter 2006 financial results, recent highlights, and business outlook for the remainder of 2006 on its quarterly conference call for investors at 10:00 a.m. ET today, May 2, 2006. The conference call will be broadcast live over the Internet. Investors interested in listening to the webcast should log on to the "For Investors" section of the ATG website, www.atg.com. The live conference call also can be accessed by dialing (706) 643-3945 or (888) 349-5690. Please refer to conference ID # 7569220.

    Use of Non-GAAP Financial Measures

    ATG is providing the non-GAAP historical financial measures presented below as the company believes that these figures are helpful in allowing individuals to better assess the ongoing nature of ATG's core operations. A "non-GAAP financial measure" is a numerical measure of a company's historical or future financial performance that excludes amounts that are included in the most directly comparable measure calculated and presented in the GAAP statement of operations. Net income (non-GAAP) and net income per share (non-GAAP), as we present them in the financial data below included in this press release, have been normalized to exclude the net effects of restructuring actions and the amortization of intangible assets and non-cash compensation charges. Management believes that these normalized non-GAAP financial measures excluding restructuring and amortization better reflect its operating performance as these non-GAAP figures exclude the effects of non-recurring or non-cash stock expenses. Management believes that these charges are not necessarily representative of underlying trends in the company's performance and their exclusion provides individuals with additional information to compare the company's results over multiple periods. Also, the company's financial results have not historically reflected the impact of non-cash compensation charges required by the adoption of SFAS 123R effective in 2006, and management believes it may be helpful to investors to present a measure of its financial results that is prepared on a basis that is comparable to its reported results for prior periods. The company uses the normalized non-GAAP financial measures internally to focus management on period-to-period changes in the company's core business. Therefore, the company believes that this information is meaningful in addition to the information contained in the GAAP presentation of financial information. The presentation of this additional non-GAAP financial information is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP.
    In accordance with the requirements of Regulation G issued by the Securities and Exchange Commission, the table below presents the most directly comparable GAAP financial measure and reconciles the normalized non-GAAP financial metrics to the comparable GAAP measures.


                      ART TECHNOLOGY GROUP, INC.
                 (In thousands, except per share data)
                             (UNAUDITED)

                                              Three Months Ended
                                         -----------------------------

                                         March 31, December  March 31,
                                           2006    31, 2005    2005
                                         --------- --------- ---------


Net Income  (GAAP)                       $  2,641  $  3,178  $  1,408

Amortization of Acquired Intangibles          513       580       580
Net Restructuring                               -        62       204
Equity Related Compensation                   594         -         -
                                          --------  --------  --------

Net Income  (non-GAAP)                   $  3,748  $  3,820  $  2,192
                                          ========  ========  ========




Net Income (non-GAAP) per share:

Basic                                    $   0.03  $   0.03  $   0.02
Diluted                                  $   0.03  $   0.03  $   0.02


Shares used in per share calculations:

Basic                                     110,928   110,221   108,685
Diluted                                   113,945   113,049   110,866

    About ATG

    ATG (Art Technology Group, Inc., NASDAQ: ARTG) makes the software that the world's most customer-conscious companies use to create a more relevant and consistent customer experience, throughout the marketing, commerce, and service lifecycle, and across the Web, e-mail, call center, and mobile channels. Offering an alternative to the traditional silo-based approach to customer-facing applications, ATG Wisdom(TM) is the company's strategy for delivering a seamless, more compelling, and mutually valuable experience to each customer and segment. The company fulfills this strategy by providing fully integrated best-of-breed product suites installed on-premise or delivered on-demand. ATG's solutions power over 600 major brands, including A&E Networks, Airbus, American Airlines, American Eagle Outfitters, Best Buy, Boeing, Cingular Wireless, DirecTV, France Telecom, Friends Provident, Hewlett-Packard, Hotels.com, Hyatt Hotels, HSBC, InterContinental Hotels Group, Kingfisher, Louis Vuitton, Merrill Lynch, Neiman Marcus, Philips, Procter & Gamble, Symantec, T-Mobile, Target, US Army, US Navy, Warner Music, and Wells Fargo. The company is headquartered in Cambridge, Massachusetts, with additional locations throughout North America and Europe. For more information about ATG, please visit www.atg.com.

    (C) 2006 Art Technology Group, Inc. ATG and Art Technology Group are registered trademarks and ATG Wisdom is a trademark of Art
Technology Group, Inc. All other product names, service marks, and trademarks mentioned herein are trademarks of their respective owners.

    This press release contains forward-looking statements about the company's estimated revenue and earnings. These statements involve known and unknown risks and uncertainties that may cause ATG's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. These risks include the effect of weakened or weakening economic conditions or perceived conditions on the level of spending by customers and prospective customers for ATG's software and services; financial and other effects of cost control measures; quarterly fluctuations in ATG's revenues or other operating results; customization and deployment delays or errors associated with ATG's products; the risk of longer sales cycles for ATG's products and ATG's ability to conclude sales based on purchasing decisions that are delayed; satisfaction levels of customers regarding the implementation and performance of ATG's products; ATG's need to maintain, enhance, and leverage business relationships with resellers and other parties who may be affected by changes in the economic climate; ATG's ability to attract and maintain qualified executives and other personnel and to motivate employees; activities by ATG and others related to the protection of intellectual property; potential adverse financial and other effects of litigation (including intellectual property infringement claims) and the release of competitive products and other activities by competitors. Further details on these risks are set forth in ATG's filings with the Securities and Exchange Commission
(SEC), including the company's annual report on Form 10-K for the period ended December 31, 2005, as filed with the SEC. These filings are available free of charge on a website maintained by the SEC at http://www.sec.gov.


                      ART TECHNOLOGY GROUP, INC.
                CONDENSED CONSOLIDATED BALANCE SHEETS
                            (In thousands)
                             (UNAUDITED)

                                                Three Months Ended
                                            --------------------------
                                              March   December  March
                                               31,      31,      31,
                                              2006     2005     2005
                                             -------  -------  -------

                  Assets

Current assets:
 Cash, cash equivalents and marketable
  securities                                $36,155  $33,569  $27,350
 Accounts receivable, net                    20,425   21,459   20,734
 Prepaid expenses and other current assets    1,618    1,130    2,554
                                             -------  -------  -------

    Total current assets                     58,198   56,158   50,638


Property and equipment, net                   3,458    2,995    2,705
Intangible assets, net                        4,346    4,859    6,598
Other assets                                  1,274    1,406    2,970
Goodwill                                     27,347   27,347   27,458
                                             -------  -------  -------

    Total long-term assets                   36,425   36,607   39,731

                                             -------  -------  -------
    Total assets                            $94,623  $92,765  $90,369
                                             =======  =======  =======


   Liabilities and Stockholders' Equity

Current liabilities:
 Accounts payable                           $ 3,210  $ 2,719  $ 1,989
 Accrued expenses                            11,149   13,359   11,891
 Deferred revenue                            21,549   21,113   22,344
 Accrued restructuring, current portion       2,243    3,012    5,398
 Other current liabilities                      238      254      327
                                             -------  -------  -------

    Total current liabilities                38,389   40,457   41,949

Accrued restructuring, less current portion   1,938    2,085    3,903
Capital lease obligations, less current
 portion                                         42       63       99
                                             -------  -------  -------

    Total long-term liabilities               1,980    2,148    4,002

    Stockholders' equity                     54,254   50,160   44,418
                                             -------  -------  -------


    Total liabilities and stockholders'
     equity                                 $94,623  $92,765  $90,369
                                             =======  =======  =======



                      ART TECHNOLOGY GROUP, INC.
           CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                (In thousands, except per share data)
                             (UNAUDITED)

                                              Three Months Ended
                                         -----------------------------
                                           March    December   March
                                            31,        31,      31,
                                           2006       2005     2005
                                          --------  --------  --------

Revenues:
   Product license                       $  8,100  $ 10,051  $  7,383
   Services                                15,856    15,635    14,611
                                          --------  --------  --------
       Total Revenue                       23,956    25,686    21,994

Cost of Revenues:
   Product license                            498       403       593
   Services                                 6,665     6,537     5,411
                                          --------  --------  --------
       Total cost of revenues               7,163     6,940     6,004

                                         -------- -------- --------
Gross Profit                               16,793    18,746    15,990
   Gross Profit %                              70%       73%       73%

Operating Expenses:
   Research and development                 4,827     4,373     4,589
   Sales and marketing                      6,923     8,304     6,799
   General and administrative               2,680     2,792     2,988
   Restructuring                                -        62       204
                                          --------  --------  --------
       Total Operating Expenses            14,430    15,531    14,580

Income from Operations                      2,363     3,215     1,410

   Interest and other income, net             278       (53)       11
                                          --------  --------  --------

Income before tax provision                 2,641     3,162     1,421

   Provision (benefit) for income taxes         -       (16)       13
                                          --------  --------  --------

Net Income                               $  2,641  $  3,178  $  1,408
                                          ========  ========  ========

Earnings Per Share
   Basic                                 $   0.02  $   0.03  $   0.01

   Diluted                               $   0.02  $   0.03  $   0.01

Shares Outstanding
   Basic                                  110,928   110,221   108,685

   Diluted                                113,945   113,049   110,866



                        ART TECHNOLOGY GROUP, INC.
                (In thousands, except per share data)
                             (UNAUDITED)

                                                 Three Months Ended
                                              ------------------------
                                               March  December  March
                                                31,      31,     31,
                                               2006     2005    2005
                                              ------- -------- -------
Equity-Related Compensation:

Cost of Revenues                              $  137  $     -  $    -
Research and Development                         154        -       -
Sales and Marketing                              173        -       -
General and Administrative                       130        -       -
                                               ------  -------  ------

Total Equity-Related Compensation             $  594  $     -  $    -
                                               ======  =======  ======


Depreciation and Amortization:

Depreciation                                  $  537  $   476  $  511
Amortization                                     513      580     580

Total Depreciation and Amortization           $1,050  $ 1,055  $1,090
                                               ======  =======  ======


Capital Expenditures:

Purchases of Property and Equipment           $1,001  $   940  $  108
                                               ======  =======  ======



Net Increase in cash, cash equivalents and
 marketable securities                        $2,586  $ 3,653  $  843
                                               ======  =======  ======


End of Period Statistics:

Number of Employees                              321      309     313
Number of Hosted Sites                            48      n/a     n/a

    CONTACT: Art Technology Group, Inc.
             Julie Bradley, 617-386-1005
             cfo@atg.com
             or
             Jim Buckley
             617-542-5300
             artg@investorrelations.com